UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2026

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-36502	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City,	MO	64106
(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On July 1, 2026, the Compensation and Human Resources Committee of the Board of Directors of Commerce Bancshares, Inc. (the “Company”) approved two special time-vested grants of restricted stock units (“RSUs”), in connection with the Company’s overall succession planning, to Kevin G. Barth, Executive Vice President, and Charles G. Kim, Executive Vice President and CFO, each of whom is a named executive officer of the Company.

Each RSU grant represents the right to receive 44,262 shares of the Company’s common stock, subject to adjustment as described in the RSU agreements, and subject to vesting on a three-year cliff basis, contingent upon continued employment. The awards are governed by a form of RSU agreement substantially in the form previously used by the Company for RSU grants included in its 2026 long-term incentive equity awards and filed as an exhibit to the Company’s Form 10-K for its most recent fiscal year, except that (i) pro rata vesting will still occur in the event of the officer’s death or disability, but not upon retirement prior to the end of the vesting period and (ii) the non-competition covenant applies following any termination of service for any reason. The foregoing summary description of the terms of these special RSU grants is not complete and is qualified in its entirety by reference to the full text of the form of the related RSU award agreement, which is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

10.1    Form of Notice of Grant of Award Agreement for 2026 Special Restricted Stock Units, pursuant to the Commerce Bancshares, Inc. Equity Incentive Plan

104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Steven A. Brandjord
Steven A. Brandjord
Controller (Chief Accounting Officer)
Date: July 6, 2026